Exhibit 5.1

KIRKLAND & ELLIS LLP

AND AFFILIATED PARTNERSHIP

300 North LaSalle Chicago, IL 60654 United States +1 312 862 2000	Facsimile: +1 312 862 2200

www.kirkland.com

July 2, 2019

Clear Channel Outdoor Holdings, Inc.

4830 North Loop 1604W, Suite 11

San Antonio, Texas 78249

Re:	Registration Statement of Clear Channel Outdoor Holdings, Inc. on Form S-3

Ladies and Gentlemen:

We are acting as special counsel to Clear Channel Outdoor Holdings, Inc., a Delaware corporation (the “Company”), in connection with the preparation of the Registration Statement on Form S-3 (such Registration Statement, as amended or supplemented, is hereinafter referred to as the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on July 2, 2019 under the Securities Act of 1933, as amended (the “Securities Act”), by the Company. The Registration Statement relates to the issuance and sale from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act (the “Rules”), of an unspecified amount of (a) shares of common stock, par value $0.01 per share, of the Company (the “Common Stock”), (b) shares of preferred stock, par value $0.01 per share, of the Company (the “Preferred Stock”), (c) depositary shares representing fractional interests in shares of Common Stock or Preferred Stock evidenced by depositary receipts (the “Depositary Shares”), (d) warrants to purchase equity securities of the Company (the “Warrants”), (e) subscription rights to purchase equity securities of the Company (the “Subscription Rights”), (f) share purchase contracts of the Company (the “Share Purchase Contracts”) and (g) share purchase units of the Company (the “Share Purchase Units” and collectively with the Common Stock, the Preferred Stock, the Depositary Shares, the Warrants, the Subscription Rights and the Share Purchase Contracts, the “Securities”) in one or more offerings from time to time on a delayed or continuous basis (the “Offerings”).

You have advised us that: (i) the Depositary Shares will be issued under deposit agreements (the “Deposit Agreements”), to be entered into between the Company and a bank or trust company (the “Deposit Agent”), (ii) the Warrants will be issued under one or more warrant agreements (the “Warrant Agreements”), to be entered into between the Company and a bank or trust company as warrant agent (the “Warrant Agent”), (iii) the Subscription Rights will be issued under one or more subscription rights agreements (the “Subscription Rights Agreements”), to be entered into between the company and a bank or trust company as rights agent (the “Rights Agent”), (iv) the Share Purchase Contracts will be issued under one or more

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KIRKLAND & ELLIS LLP

Clear Channel Outdoor Holdings, Inc.

July 2, 2019

share purchase contract agreements (the “Share Purchase Contract Agreements”), to be entered into between the Company and an agent (the “Share Purchase Contract Agent”) and (v) the Share Purchase Units will be issued under one or more share purchase unit agreements (the “Share Purchase Unit Agreements”), to be entered into between the Company and an agent (the “Share Purchase Unit Agent”).

In connection with the registration of the Securities, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including: (i) the organizational documents of the Company, (ii) minutes and records of the corporate proceedings of the Company including the Board of Directors of the Company and (iii) the Registration Statement and the exhibits thereto.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto other than the Company and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinions expressed herein, but have relied upon statements and representations of the officers and other representatives of the Company.

We have also assumed that:

(i)    the Registration Statement and any amendments thereto (including post-effective amendments) will be effective and will comply with all applicable laws at the time the Securities are offered or issued as contemplated by the Registration Statement;

(ii)    a prospectus supplement or term sheet (“Prospectus Supplement”) will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws;

(iii)    all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement;

(iv)    the Securities will be issued and sold in the form and containing the terms set forth in the Registration Statement, the applicable Prospectus Supplement and, as applicable, the appropriate Deposit Agreement, Warrant Agreement, Subscription Rights Agreement, Share Purchase Contract Agreement or Share Purchase Unit Agreement;

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Clear Channel Outdoor Holdings, Inc.

July 2, 2019

(v)    the Securities offered, as well as the terms of each of the Deposit Agreements, Warrant Agreements, Subscription Rights Agreements, Share Purchase Contract Agreements and Share Purchase Unit Agreements, as they will be executed and delivered, do not violate any law applicable to the Company, or result in a default under or breach of any agreement or instrument binding upon the Company;

(vi)    the Company will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities necessary to issue and sell the Securities being offered and to execute and deliver each of the Deposit Agreements, Warrant Agreements, Subscription Rights Agreements, Share Purchase Contract Agreements and Share Purchase Unit Agreements;

(vii)    the Securities offered, as well as the terms of each of the Deposit Agreements, Warrant Agreements, Subscription Rights Agreements, Share Purchase Contract Agreements and Share Purchase Unit Agreements, as they will be executed and delivered, will comply with all requirements and restrictions, if any, applicable to the Company, whether imposed by any court or governmental or regulatory body having jurisdiction over the Company; and

(viii)    a definitive purchase, underwriting or similar agreement (each, an “Underwriting Agreement”) with respect to any Securities offered or issued will have been duly authorized and validly executed and delivered by the Company and the other parties thereto.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that:

1.

The shares of Common Stock to be issued and sold by the Company, when duly authorized by appropriate corporate action of the Company (including the Board of Directors of the Company or a committee thereof), and issued, sold and delivered against payment therefor in accordance with such authorization, the applicable Underwriting Agreement and applicable law and in the manner and for the consideration stated in the Registration Statement and the applicable Prospectus Supplement, will be validly issued, fully paid and nonassessable.

2.

When, as and if (a) any particular series of Preferred Stock has been authorized and duly established in accordance with applicable law, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, issuance and delivery of shares of such Preferred Stock (and the filing of any required certificate of designation, amendment or supplement to the organizational documents of the Company), and (c) the

KIRKLAND & ELLIS LLP

Clear Channel Outdoor Holdings, Inc.

July 2, 2019

shares of such Preferred Stock have been issued, sold and delivered against payment therefor in accordance with such authorization, the applicable Underwriting Agreement and applicable law and in the manner and for the consideration stated in the Registration Statement and the applicable Prospectus Supplement, such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

3.

When, as and if (a) any Common Stock or Preferred Stock, as applicable, in the form of Depositary Shares has been duly authorized and duly established in accordance with the applicable Deposit Agreements and applicable law, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of such Depositary Shares (and any required amendment or supplement to the applicable Deposit Agreement), (c) the Common Stock or Preferred Stock, as applicable, represented by the Depositary Shares has been duly delivered to the Depositary under the applicable Deposit Agreement, and (d) the depositary receipts evidencing the Depositary Shares have been duly executed, attested, issued and delivered by duly authorized officers, such Depositary Shares will be validly issued and will entitle the holders thereof to the rights specified in the Depositary Agreement.

4.

When, as and if (a) any particular series of Warrants has been duly authorized and duly established in accordance with the applicable Warrant Agreements and applicable law, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of such Warrants (and any required amendment or supplement to the applicable Warrant Agreement), and (c) the Warrants have been duly executed, attested, issued and delivered by duly authorized officers against payment therefor in accordance with such authorization, the applicable Warrant Agreement, the applicable Underwriting Agreement and applicable law and authenticated by the Warrant Agent, such Warrants (including any Warrants duly executed and delivered upon the exchange or conversion of Warrants that are exchangeable or convertible into another series of Warrants) will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

5.

When, as and if (a) any particular series of Subscription Rights has been duly authorized and duly established in accordance with the applicable Subscription Rights Agreements and applicable law, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of such Subscription Rights (and any required amendment or supplement to the applicable Subscription Rights Agreement), and (c) the Subscription Rights have been duly executed, attested, issued and delivered by duly authorized officers against payment therefor in accordance with such authorization, the applicable Subscription Rights Agreement, the applicable Underwriting Agreement and applicable law and authenticated by the Rights Agent, such Subscription Rights will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

KIRKLAND & ELLIS LLP

Clear Channel Outdoor Holdings, Inc.

July 2, 2019

6.

When, as and if (a) any Share Purchase Contracts have been duly authorized and duly established in accordance with the applicable Share Purchase Contract Agreement and applicable law, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of such Share Purchase Contracts, and (c) the Share Purchase Contracts have been duly executed, attested, issued and delivered by duly authorized officers in accordance with such authorization, the applicable Share Purchase Contract Agreement and applicable law, such Share Purchase Contracts will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

7.

When, as and if (a) any Share Purchase Units have been duly authorized and duly established in accordance with the applicable Share Purchase Unit Agreement and applicable law, (b) the appropriate corporate action has been taken by the Company to authorize the form, terms, execution and delivery of such Share Purchase Units, and (c) the Share Purchase Units have been duly executed, attested, issued and delivered by duly authorized officers in accordance with such authorization, the applicable Share Purchase Unit Agreements and applicable law, such Share Purchase Units will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of (i) any bankruptcy, insolvency, reorganization, fraudulent transfer, fraudulent conveyance, moratorium or other similar law affecting the enforcement of creditors’ rights generally, (ii) general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), (iii) other commonly recognized statutory and judicial constraints as to enforceability, including statutes of limitations, and (iv) public policy considerations which may limit the rights of parties to obtain certain remedies.

We express no opinion with respect to the enforceability of: (i) consents to, or restrictions upon, judicial relief or jurisdiction or venue; (ii) waivers of rights or defenses with respect to stay, extension or usury laws; (iii) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (iv) waivers of broadly or vaguely stated rights; (v) provisions for exclusivity, election or cumulation of rights or remedies; (vi) provisions authorizing or validating conclusive or discretionary determinations; (vii) grants of setoff rights; (viii) provisions for the payment of attorneys’ fees where such payment is contrary to law or public policy; (ix) proxies, powers and trusts; (x) restrictions upon non-written modifications and waivers; (xi) provisions

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Clear Channel Outdoor Holdings, Inc.

July 2, 2019

prohibiting, restricting, or requiring consent to assignment or transfer of any right or property; (xii) any provision to the extent it requires any party to indemnify any other person against loss in obtaining the currency due following a court judgment in another currency; and (xiii) provisions for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty.

To the extent that the obligations of the Company under the Deposit Agreements, the Warrant Agreements, Subscription Rights Agreements, the Share Purchase Contract Agreements or the Share Purchase Unit Agreements (collectively, the “Securities Agreements”) may be dependent on such matters, we assume for purposes of this opinion that the applicable Deposit Agent, Warrant Agent, Rights Agent, Share Purchase Contract Agent or Share Purchase Unit Agent (each an “Agent” and collectively, the “Agents”) is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; that such Agent is duly qualified to engage in the activities contemplated by the applicable Securities Agreements; that each Securities Agreement has been duly authorized, executed and delivered by applicable Agent and constitutes the legally valid and binding obligations of such Agent, enforceable against such Agent in accordance with its terms; that the applicable Agent is in compliance, generally and with respect to acting as an agent under the Securities Agreements with all applicable laws and regulations; and that the applicable Agent has the requisite organizational and legal power and authority to perform its obligations under the applicable Securities Agreements.

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Our advice on every legal issue addressed in this letter is based exclusively on the internal law of the State of New York and the General Corporation Law of the State of Delaware (solely with respect to the Company), and represents our opinion as to how that issue would be resolved were it to be considered by the highest court in the jurisdiction which enacted such law. The manner in which any particular issue relating to the opinions would be treated in any actual court case would depend in part on facts and circumstances particular to the case and would also depend on how the court involved chose to exercise the wide discretionary authority generally available to it. This letter is not intended to guarantee the outcome of any legal dispute which may arise in the future. None of the opinions or other advice contained in this letter considers or covers any foreign or state securities (or “blue sky”) laws or regulations.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. The Securities may be issued from time

KIRKLAND & ELLIS LLP

Clear Channel Outdoor Holdings, Inc.

July 2, 2019

to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect. We assume no obligation to revise or supplement this opinion should the internal law of the State of New York or the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

Sincerely,

/s/ Kirkland & Ellis LLP

KIRKLAND & ELLIS LLP